UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2022

Superior Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 2900
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)

(713) 654-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
NONE	NONE	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

2022 Full Year Guidance

Superior Energy Services, Inc. (the “Company”) expects revenue for 2022 of between $775 million and $825 million. Full year EBITDA, a non-GAAP financial measure as discussed below, is expected to be in a range of $200 million to $225 million.

Notes Regarding Non-GAAP Financial Measures

EBITDA as included in this Current Report on Form 8-K (this “Form 8-K”) is a non-GAAP financial measure as defined under Regulation G under the federal securities laws. Investors are urged to consider closely the disclosure in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, its Quarterly Report on Form 10-Q filed on May 4, 2022, and Current Reports on Form 8-K. EBITDA should be considered as a supplement to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

The Company is unable to provide a reconciliation of the forward-looking non-GAAP financial measure, EBITDA, contained in the Form 8-K to its most directly comparable GAAP financial measure, net income (loss), because the information necessary for a quantitative reconciliation of the forward-looking non-GAAP financial measure to its respective most directly comparable GAAP financial measure is not (and was not, when prepared) available to the Company without unreasonable efforts due to the inherent difficulty and impracticability of predicting certain amounts required by GAAP with a reasonable degree of accuracy. Net income (loss) includes the impact of depreciation, income taxes and certain other items that impact comparability between periods, which may be significant and are difficult to project with a reasonable degree of accuracy. In addition, we believe such reconciliation could imply a degree of precision that might be confusing or misleading to investors. The probable significance of providing this forward-looking non-GAAP financial measure without the directly comparable GAAP financial measure is that such GAAP financial measure may be materially different from the corresponding non-GAAP financial measure.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s 2022 expected revenue and EBITDA. These statements are based on certain assumptions and analyses made by the Company’s management in light of its experience and prevailing circumstances on the date such statements are made. Such forward-looking statements, and the assumptions on which they are based, are inherently speculative and are subject to a number of risks and uncertainties, including but not limited to conditions in the oil and gas industry and the availability of third party buyers, that could cause the Company’s actual results to differ materially from such statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of the Company, which could cause actual results to differ materially from such statements. While the Company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in the Company’s Form 10-K for the year ended December 31, 2021 and Form 10-Q filed on May 4, 2022 and those set forth from time to time in the Company’s other periodic filings with the Securities and Exchange Commission, which are available at www.superiorenergy.com. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise. All forward-looking statements speak only as of the date they are made and are based on information available at that time. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

The information included in this Form 8-K under Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Superior Energy Services, Inc.

Date: May 11, 2022	By:	/s/ James W. Spexarth
James W. Spexarth
Executive Vice President, Chief Financial Officer and Treasurer